As filed with the Securities and Exchange Commission on May 17, 2007

Registration No. 333-134306

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TSAKOS ENERGY NAVIGATION LIMITED

(Exact name of Registrant as Specified in its Charter)

Bermuda	Not Required
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

(Address of Principal Executive Offices)

TSAKOS ENERGY NAVIGATION LIMITED

2004 INCENTIVE PLAN

(Full Title of the Plan)

Donald J. Puglisi

Puglisi & Associates

850 Liberty Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, Address and Telephone Number, including area code of Agent for Service)

Copy to:

Stephen P. Farrell, Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Fax: (212) 309-6001

EXPLANATORY NOTE

This post-effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 filed on May 19, 2006 includes a form of prospectus to be used by individuals named herein, who may be deemed to be affiliates, and other current or former employees and directors of Tsakos Energy Navigation Ltd. in connection with the resale of our common shares which shares are registered pursuant to this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Prospectus

TSAKOS ENERGY NAVIGATION LIMITED

Common Shares

Tsakos Energy Navigation Limited owns a fleet of modern tankers providing world-wide marine transportation services for national, major and other independent oil companies and refiners under long, medium and short-term charters.

This prospectus relates to the resale of common shares by our officers and directors and others who may be in a control relationship with us and by certain of our employees. The common shares which may be sold will be acquired by these individuals under written compensation contracts or pursuant to awards made, or upon the exercise of options or other equity incentive awards granted to them, under our 2004 Incentive Plan.

We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, brokers, dealers or agents.

Our common shares are traded on the New York Stock Exchange under the symbol “TNP.”

Our principal offices are located at 367 Syngrou Avenue, 175 64 P. Faliro, Athens, Greece. Our telephone number at such address is 011 30 210 9407710.

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2007

We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

We have filed a registration statement on Form S-8 in respect of the common shares offered by this prospectus with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports with the Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission in the United States at 1-800-SEC-0330. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the Commission and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus will be deemed to incorporate by reference the following documents:

•	Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Commission on May 15, 2007;

•	The description of our common shares contained in our registration statement on Form 8-A (File No. 001-31236), filed with the Commission on February 8, 2002; and

•	The description of our preferred share purchase rights contained in our registration statement on Form 8-A (File No. 001-31236), filed with the Commission on September 30, 2005.

We will also incorporate by reference any future filings made with the Commission under the U.S. Securities Exchange Act of 1934 until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the Commission on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Tsakos Energy Navigation Limited
367 Syngrou Avenue
175 64 P. Faliro
Athens, Greece
Tel. 011 30 210 94 07710
Attention: George Saroglou

Information on our website is not a part of this prospectus.

OUR BUSINESS

Tsakos Energy Navigation Limited owns a fleet of modern tankers providing world-wide marine transportation services for national, major and other independent oil companies and refiners under long, medium and short-term charters. We believe that we have established a reputation as a safe, cost efficient operator of modern and well-maintained tankers. We also believe that these attributes, together with our strategic focus on meeting our customers’ chartering needs, has contributed to our ability to attract leading charterers as our customers and to our success in obtaining charter renewals.

Our fleet is managed by the Tsakos Group which, through Tsakos Shipping & Trading, S.A., is one of the world’s largest independent tanker managers, based on the number of tankers under management. The Tsakos Group is a group of private companies controlled by members of the Tsakos family and is primarily involved in the management of ships.

PROCEEDS

We will not receive any of the proceeds from the sale of our common shares by any individuals named in any prospectus supplement hereto.

SELLING SHAREHOLDERS

The following table sets forth the number of our common shares held by the named selling shareholders as of the date of this prospectus and the maximum number of common shares that may be sold from time to time pursuant to this prospectus by or on behalf of them or their donees, pledgees, transferees or other successors in interest. We may amend or supplement this prospectus to reflect changes in the named selling shareholders and their share ownership.

Selling Shareholders	Number of Shares Owned Prior to Sales Under this Prospectus		Number of Shares Available for Sale Under this Prospectus		Percentage of Common Shares Owned Before Any Sales	Percentage of Common Shares Owned Assuming All Shares Offered Are Sold
D. John Stavropoulos Chairman of the Board of Directors	102,600	(1)	2,500	A	*	*
Nikolas P. Tsakos President, Chief Executive Officer and Director	16,000	(2)	40,000	B	*	*
Michael G. Jolliffe Deputy Chairman of the Board of Directors	12,000		2,000	A	*	*
George V. Saroglou Chief Operating Officer and Director	2,000		11,000	B	*	*
Paul Durham Chief Financial Officer	8,000		11,000	B	*	*
Torben Janholt Director	1,000		1,000	A	*	*
Peter C. Nicholson Director	13,750		1,750	A	*	*
Francis T. Nusspickel Director	2,750		1,750	A	*	*
William A. O’Neil Director	1,000		1,000	A	*	*
Aristides A.N. Patrinos Director	500		—		*	*
Vladimir Jadro Chief Marine Officer	—		3,000	B	*	*

*	Less than 1% of the Company’s common shares outstanding based on 19,039,871 common shares outstanding on April 10, 2007.

Grant Vesting Dates

A –	100% of the RSUs vest at June 1, 2007. Included in the number of shares owned prior to sales under this prospectus.

B –	50% vest on December 31, 2008 and the remaining 50% vest on December 31, 2010. Not included in the number of shares owned prior to sales under this prospectus.

(1)	Includes 2,500 restricted share units (“RSUs”) that will vest on June 1, 2007 and 12,600 shares held by individual trusts created for the benefit of Mr. Stavropoulos’ wife and two daughters. As trustee, Mr. Stavropoulos has voting power over the 12,600 shares. Thus, under SEC regulations, Mr. Stavropoulos may be deemed to be a beneficial owner of these 12,600 shares. Mr. Stavropoulos has no economic interest in these 12,600 shares. Additionally his three sons, two siblings and one in-law own collectively 7,000 shares. Mr. Stavropoulos has no economic interest in these 7,000 shares.

(2)	Does not include shares owned by Kelley Enterprises Inc., Marsland Holdings Limited, Redmont Trading Corp., Sea Consolidation S.A. of Panama, or the Tsakos Holdings Foundation.

PLAN OF DISTRIBUTION

The selling shareholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions:

•	that may involve crosses or block transactions;

•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of the shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

They may also sell shares under Rule 144 of the Securities Act of 1933, as amended, without using this prospectus.

In connection with the sale of the common shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell the common shares short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the common shares to broker-dealers that in turn may sell these securities.

The selling shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus supplement. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

We will bear expenses in connection with the preparation and filing of the registration statement of which this prospectus supplement forms a part. However, the selling shareholders will bear any fees or expenses related to any applicable underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees and expenses incurred by the selling shareholders.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The net proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts and commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares.

Our outstanding common shares are listed for trading on the New York Stock Exchange. In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some jurisdictions the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the common shares by selling shareholders who are, or are deemed to be, underwriters and any discounts, commissions or concessions received by any such broker-dealers or agents who are, or are deemed to be, underwriters may be deemed to be underwriting discounts or commissions under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Selling shareholders will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available.

There can be no assurance that any selling stockholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus supplement forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

Once sold under the registration statement, of which this prospectus supplement forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

INDEMNIFICATION

Every director, secretary and officer of the Registrant and member of a committee constituted under the Registrant’s Bye-laws (and his or her heirs and legal representatives) are indemnified out of the funds of the Registrant against all civil liabilities, losses, damages, charges or expenses (including but not limited to an amount paid to settle an action, satisfy a judgment, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, secretary, officer or committee member while exercising his or her powers and discharging his or her duties under The Bermuda Companies Act of 1981, as amended from time to time, and the Registrant’s Bye-laws. The indemnity extends to any person acting as a director, secretary, officer or committee member in the reasonable belief that he or she has been so appointed or elected, notwithstanding any defect in such appointment or election. The indemnity contained in the Registrant’s Bye-laws does not extend to any matter which would render it void pursuant to The Bermuda Companies Act of 1981. We also maintain a directors’ and officers’ liability insurance policy on behalf of our directors and officers.

VALIDITY OF COMMON SHARES

The validity of the common shares offered hereby has been passed upon for us by Mello Jones & Martin, Hamilton, Bermuda.

EXPERTS

The consolidated financial statements of Tsakos Energy Navigation Limited appearing in Tsakos Energy Navigation Limited’s Annual Report on Form 20-F for the year ended December 31, 2006, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this Registration Statement:

(a) Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed on May 15, 2007.

(b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year ended December 31, 2006.

(c) Registration Statement on Form 8-A (File No. 001-31236), filed on February 8, 2002, describing the Registrant’s common shares, including any amendments or reports filed for the purpose of updating any such description.

(d) Registration Statement on Form 8-A (File No. 001-31236), filed on September 30, 2005, describing the Registrant’s preferred share purchase rights, including any amendments or reports filed for the purpose of updating any such description.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Every director, secretary and officer of the Registrant and member of a committee constituted under the Registrant’s Bye-laws (and his or her heirs and legal representatives) are indemnified out of the funds of the Registrant against all civil liabilities, losses, damages, charges or expenses (including but not limited to an amount paid to settle an action, satisfy a judgment, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, secretary, officer or committee member while exercising his or her powers and discharging his or her duties under The Bermuda Companies Act of 1981, as amended from time to time, and the Registrant’s Bye-laws. The indemnity extends to any person acting as a director, secretary, officer or committee member in the reasonable belief that he or she has been so appointed or elected, notwithstanding any defect in such appointment or election. The indemnity contained in the Registrant’s Bye-laws does not extend to any matter which would render it void pursuant to The Bermuda Companies Act of 1981. We also maintain a directors’ and officers’ liability insurance policy on behalf of our directors and officers.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit	Description

4.1	Memorandum of Association of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.2	Bye-laws of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.3	Tsakos Energy Navigation Limited 2004 Incentive Plan, (filed as an Exhibit to the Registrant’s Annual Report on Form 20-F, dated June 29, 2004, and incorporated by reference herein).

4.4	Share Certificate (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.5	Rights Agreement, dated as of September 29, 2005, between Tsakos Energy Navigation Limited and The Bank of New York, as Rights Agent (filed as an Exhibit to the Registrant’s Form 6-K dated September 30, 2005, and incorporated by reference herein).

5.1	Opinion of Mello Jones & Martin.**

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Mello Jones & Martin (included in Exhibit 5.1).**

24.1	Powers of Attorney (included on the signature pages of the Registration Statement amended hereby and on the signature pages of this Amendment No. 1).

* Filed herewith.
** Previously filed.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, on May 17, 2007.

TSAKOS ENERGY NAVIGATION LIMITED

By:	/s/ Nikolas P. Tsakos
Nikolas P. Tsakos
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of D. John Stavropoulos and Nikolas P. Tsakos, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments (including further post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.

Signature	Title	Date

/s/ Nikolas P. Tsakos	President, Chief Executive	May 17, 2007
Nikolas P. Tsakos	Officer and Director (Principal Executive Officer)

/s/ Paul Durham	Chief Financial Officer	May 17, 2007
Paul Durham	(Principal Financial Officer)

*	Chairman of the Board	May 17, 2007
D. John Stavropoulos

*	Deputy Chairman of the Board	May 17, 2007
Michael G. Jolliffe

*	Director	May 17, 2007
George V. Saroglou

*	Director	May 17, 2007
Torben Janholt

*	Director	May 17, 2007
Peter Nicholson

*	Director	May 17, 2007
Francis T. Nusspickel

*	Director	May 17, 2007
William A. O’Neil

/s/ Aristides A.N. Patrinos	Director	May 17, 2007
Aristides A.N. Patrinos

*	This Registration Statement has been signed on behalf of the above officers and directors by Nikolas P. Tsakos, as Attorney-in-Fact.

Attorney-in-Fact

/s/ Nikolas P. Tsakos
Nikolas P. Tsakos

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Tsakos Energy Navigation Limited, has signed this Registration Statement on May 17, 2007.

By:	PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name: Donald J. Puglisi

INDEX TO EXHIBITS

Exhibit	Description
4.1	Memorandum of Association of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.2	Bye-laws of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.3	Tsakos Energy Navigation Limited 2004 Incentive Plan, (filed as an Exhibit to the Registrant’s Annual Report on Form 20-F, dated June 29, 2004, and incorporated by reference herein).

4.4	Share Certificate (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.5	Rights Agreement, dated as of September 29, 2005, between Tsakos Energy Navigation Limited and The Bank of New York, as Rights Agent (filed as an Exhibit to the Registrant’s Form 6-K dated September 30, 2005, and incorporated by reference herein).

5.1	Opinion of Mello Jones & Martin.**

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Mello Jones & Martin (included in Exhibit 5.1).**

24.1	Powers of Attorney (included on the signature pages of the Registration Statement amended hereby and on the signature pages of this Amendment No. 1).

*	Filed herewith.
**	Previously filed.